Exhibit 10.2

THIRD AMENDMENT TO REVOLVING NOTE

This Third Amendment to Revolving Note (the “Third Amendment”) is made as of this 16th day of May 2007 by and between Citizens Bank of Massachusetts (the “Bank”) having a principal office located at 28 State Street, Boston, Massachusetts 02108 and CRA International, Inc., formerly known as Charles River Associates Incorporated (the “Borrower”), a Massachusetts corporation having an office at the John Hancock Tower, 200 Clarendon Street, T-33, Boston, Massachusetts 02116-5092 to that certain Revolving Note dated January 14, 2004 executed by the Borrower in favor of the Bank (the “Note”).  Any capitalized terms not otherwise defined herein shall have the same meanings designated in the Note.

WITNESSETH:

WHEREAS, the Borrower did on January 14, 2004 execute, seal and deliver to the Bank the Note which Note was amended by a First Amendment to Revolving Note dated as of March 29, 2005 and a Second Amendment to Revolving Note dated as of June 20, 2005; and

WHEREAS, the Borrower has requested that the Bank extend the maturity date of the Note;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of whereof is hereby acknowledged, it is hereby agreed by and between the Borrower and the Bank as follows:

1.                                       The Note is hereby amended by replacing the maturity date of April 30, 2007 with April 30, 2010.

2.                                       The Note, as amended hereby, shall remain in full force and effect and all terms hereof are hereby ratified and confirmed by the Borrower.  Except for specifically provided herein, all other terms and conditions of the Note shall remain in full force and effect.

3.                                       The Borrower by its execution of this Third Amendment in the space provided below, represents, warrants and agrees that the Borrower has no claims, defenses, counterclaims or offsets against the Bank in connection with the Note or any of the other documents executed in connection therewith and, to the extent that any such claim, defense, counterclaim or offset may exist, the Borrower by its execution of this Third Amendment in the space provided below, hereby affirmatively WAIVES and RELEASES the Bank from same.

4.                                      This Third Amendment shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

5.                                       Any and all references to the Note and any instrument previously and now hereafter executed by the Borrower shall be deemed to refer to the Note as amended by this Third Amendment and any future amendments hereafter entered into between the Borrower and the Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date and year first above written as a sealed instrument.

WITNESS:	CRA INTERNATIONAL, INC.

/s/ Nanette A. Macdonald	By:	Wayne D. Mackie
Nanette A. Macdonald
	Title:	Chief Financial Officer

CITIZENS BANK OF MASSACHUSSETTS

	By:	/s/ Michael McAuliffe

	Title:	Senior Vice President